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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 14, 2005

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                               SECURED DATA, INC.
               (Exact name of registrant as specified in Charter)


            NEVADA                     000-32253              87-0650264
(State or other jurisdiction of   (Commission File No.)     (IRS Employee
 incorporation or organization)                            Identification No.)


                             16B/F Ruixin Road Bldg.
                               No. 25 Gaoxin Road
                          Xi An 710075 Shaanxi Province
                                      China
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                    (Address of Principal Executive Offices)


                                (86) 29 8824 6358
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                            (Issuer Telephone Number)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Report

On June 14, 2005, the Company had a discussion with its independent auditors regarding the accounting treatment of the Company's reverse merger transaction in December 2004. The Company's Board of Directors and authorized officers took part in this discussion.

During the course of that discussion it was agreed that the Company had previously incorrectly treated the losses incurred in 2004 prior to the reverse merger in December 2004. In reverse merger accounting, the loss incurred by the Company prior to the reverse merger should be recapitalised under additional paid in capital rather than reflected as the current year's results. The auditors, Jimmy C.H. Cheung & Co, C.P.A. have concurred with the restatement of the losses incurred by the Company prior to reverse merger and have reissued their opinion thereon.

As a result of this change, the net loss for the year ended December 31, 2004 decreased from $718,444 to $219,730.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16. Letter to the Securities and Exchange Commission from Jimmy C. H. Cheung & Co., dated June 17, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 22, 2005            SECURED DATA, INC.


                                /s/ Jing An Wang
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                                By: Jing An Wang
                                Its: Chief Executive Officer